Exhibit 99.1

NEWS RELEASE

Amkor Appoints John Stone as Executive Vice President for Global Sales and Marketing

CHANDLER, Ariz. –July 10, 2013 - Amkor Technology, Inc. (NASDAQ: AMKR) today announced that John Stone has been appointed to serve as Amkor’s Executive Vice President for Global Sales and Marketing, effective immediately.

“John is a proven leader who has driven exceptional performance for Amkor with some of the largest and most demanding semiconductor companies in the world,” said Steve Kelley, Amkor’s president and CEO. “I expect John to be one of the key members of our executive team as we focus on future sales growth and improving profitability.”

Mr. Stone joined Amkor in 2002 and has served in various senior sales management positions during his time with the company. Mr. Stone has a B.S. in Engineering from Purdue University and over 30 years of industry experience in semiconductor package engineering, sales, and sales management. Mr. Stone succeeds Mike Lamble who has left the company after 21 years of service.

“All of us at Amkor want to thank Mike for his dedication and many contributions over the years, and we wish him the best in his future endeavors,” noted Steve Kelley.

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company’s filings with the Securities and Exchange Commission and on Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding future sales growth and improving profitability. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements are discussed in Amkor’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878 joanne.solomon@amkor.com

Greg Johnson
Senior Director, Investor Relations and Corporate Communications
480-786-7594 greg.johnson@amkor.com